As filed with the Securities and Exchange Commission on June 25, 2001.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIELDPOINT PETROLEUM CORPORATION
(Name of small business issuer in its Charter)

Colorado (State or other jurisdiction of incorporation or organization)	_________ (Primary Standard Industrial Classification Code Number)	84-0811034 IRS Employer Identification Number

1703 Edelweiss Drive
Cedar Park, Texas 78613
                                     (512) 250-8692
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ray D. Reaves, Jr., President
1703 Edelweiss Drive
Cedar Park, Texas 78613
                         (512) 250-8692
(Name, address, including zip code, and telephone number of
agent for service of process)

Copies to:

Clifford L. Neuman, Esq.
Neuman & Drennen, LLC
1507 Pine Street
Boulder, Colorado 80302
(303) 449-2100

        Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FIELDPOINT PETROLEUM CORPORATION
Item No. and Heading In Form S-3 Registration Statement	Location In Prospectus
1.	Forepart of the Registration Statement and outside front cover page of Prospectus	Forepart of Registration Statement and outside front cover page of Prospectus
2.	Inside front and outside back cover pages of Prospectus	Inside front and outside back cover pages of Prospectus
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Prospectus Summary, Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Determination of Offering Price
6.	Dilution	*
7.	Selling Securityholder	*
8.	Plan of Distribution	Plan of Distribution
9.	Description of Securities to be Registered	Description of Securities
10.	Interest of Named Experts and Counsel	Legal Matters
11.	Material Changes	*
12.	Incorporation of Certain Information by Reference	Incorporation of Certain Documents by Reference
13.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification

_______________________________

*     Omitted from Prospectus because Item inapplicable or answer is in the negative.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.01 par value:	350,000(2)	$1.68(3)	$588,000	$147.00
TOTAL:			$588,000	$147.00

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)     Includes 350,000 shares that may be issued upon exercise of issued and outstanding transferable warrants.

(3)     Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the exercise price of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

FIELDPOINT PETROLEUM CORPORATION

350,000 Shares Common Stock
________________________________________

This is an offering of shares of the common stock of FieldPoint Petroleum Corporation which may be issued upon exercise of warrants to purchase our common stock held by a consultant who was issued warrants as partial compensation for services.

Each warrant is exercisable until May 8, 2005 to purchase one share of our common stock at an exercise price of $1.68 per share.

The warrants are redeemable by us upon 30 days' notice at a redemption price of $.01 per warrant but only if the closing price of our common stock equals or exceeds $2.52 for 20 consecutive trading days.

________________________________________________

OTC Electronic Bulletin Board
Trading Symbol
Common Stock: FPPC
________________________________________________

Investing in our common stock involves
 a high degree of risk. You should read
the "Risk Factors" beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is June __, 2001.

Prospectus Summary

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

About our Company	Please note that throughout this Prospectus the words "we," "our" or "us" refers to FieldPoint Petroleum Corporation.

FieldPoint Petroleum Corporation (the "Company" or "FieldPoint") identifies, acquires and enhances the production of mature oil and natural gas fields and develops oil and gas properties located primarily in the mid-continent, the Rocky Mountain region and Texas.

We maintain our principal offices at 1703 Edelweiss Drive, Cedar Park, Texas 78613. Our telephone number is (512) 250-8692.
About the Offering

This is an offering of shares of our common stock that may be issued upon exercise of outstanding transferable warrants to purchase shares of our common stock. The warrants were issued to Parrish Brian & Co., Inc. for its services as a consultant. Parrish Brian may sell the shares of common stock covered by this Prospectus when they have exercised their warrants to purchase common stock.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

We have limited operating profits and may not be profitable in the future

For the years ended December 31, 2000 and 1999 we had net income of $401,281 and $65,465, respectively; but for the year ended December 31, 1998, we had a loss of $159,763. We cannot be sure that we will be profitable in the future.

We will require additional capital and have no commitments for funding

We will require additional capital in the future to finance our business activities. We will have to obtain such additional capital through borrowings or from additional equity financing. Additional future equity financing may occur through the sale of either unregistered common stock in exempt offerings or through the public offering of registered stock. In any case, such additional equity financing may result in additional dilution to investors. There can be no assurance that any additional capital, funding or revenues can satisfactorily be arranged. We have no arrangements for the acquisition of additional capital.

Our revenues are dependent upon oil and gas prices and marketability of production which we cannot predict and which are out of our control

Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas. Oil and gas prices can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. There can be no assurance that current price levels can be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control. Sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. The marketability of our gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market our oil and natural gas. If market factors were to change dramatically, the financial impact on us could be substantial. The availability of markets and the volatility of product prices are beyond our control and thus represent a significant risk.

Our results of operations and profitability may be adversely impacted by our choice of accounting method

We use the "successful efforts" method for capitalizing costs of completed oil and gas wells. Pursuant to the successful efforts method, only the costs attributable to successful exploratory wells and the costs of development wells within a producing field are reflected in property and equipment. Producing and non-producing properties are evaluated periodically and, if conditions warrant, an impairment allowance is provided. The impairment allowance is a one-time charge to earnings which does not impact cash flow from operating activities.

We may be unable to discover additional reserves

Our revenues also depend on our level of success in acquiring or finding additional reserves. Except to the extent that we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. There can be no assurance that our planned exploration and development projects will result in significant additional reserves or that we will have future success in drilling productive wells at low reserve replacement costs.

Our financial interest in oil and gas production may be decreased if we fail to pay our share of operating expenses

As the owner of various working interests in oil and gas properties, we enter into standard industry operating agreements pursuant to which all of the working interest owners designate an operator (typically the principal working interest owner). The operator of an oil and gas property has the sole right to determine the nature and extent of all drilling, completion and secondary recovery procedures undertaken on the properties included within the scope of the operating agreement. The operator has the right to set operating budgets and to assess all working interest owners their proportionate share of operating expenses. If we, as a working interest owner, fail for any reason to pay an operating assessment under an operating agreement, we will suffer a penalty, typically in the form of forfeiting our participation in future revenue distributions until the assessment is recouped, together with interest or a penalty, or both. While we may choose not to participate in an assessment under an operating agreement because we disagree with the decision to undertake a specific procedure, we may also fail to participate in an assessment due to a lack of working capital. In the latter event, our failure to pay an assessment under an operating agreement could have a material adverse effect on our future revenues.

Oil and gas operations are risky

We compete in the areas of oil and gas exploration, production, development and transportation with other companies, many of which may have substantially larger financial and other resources. The nature of the oil and gas business also involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures, the occurrence of any of which could result in losses to us. We maintain insurance against some, but not all, of these risks in amounts that management believes to be reasonable in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position.

Government regulations and environmental risks could increase our operating costs

The production and sale of oil and gas are subject to a variety of federal, state and local government regulations including regulation concerning:
*	the prevention of waste, the discharge of materials into the environment,
*	the conservation of oil and natural gas,
*	pollution,
*	permits for drilling operations,
*	drilling bonds,
*	reports concerning the spacing of wells,
*	the unitization and pooling of properties, and
*	various other matters including taxes.

Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. During the past few years there has been a significant amount of discussion by legislators and the presidential administration concerning a variety of energy tax proposals. There can be no certainty that any such measure will be passed or what its effect will be on oil and natural gas prices if it is passed. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on oil and natural gas prices. Although we believe it is in substantial compliance with applicable environmental and other government laws and regulations, there can be no assurance that significant costs for compliance will not be incurred in the future.

Our estimates of reserves and future net revenues have not been reviewed by an independent engineer

This Registration Statement incorporates by reference information that contains estimates of our reserves and of future net revenues which were prepared by an independent petroleum engineer. However, these estimates are not exact and are based on many variable and uncertain factors. Estimates of reserves and of future net revenues may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the estimated amounts. Estimates of reserves also are extremely sensitive to the market prices for oil and gas.

There may be a potential adverse effect of the warrant exercise

Exercise of the warrants can be expected to have an adverse effect of the trading price and market for our common stock. The terms upon which we could obtain additional capital may be adversely affected during the life of the warrants. The holders of warrants have an opportunity to benefit from a rise in the market price of our common stock should a rise occur. The holders of the warrants are likely to exercise their warrants when and if the market price of the shares of the common stock exceeds the exercise price of the warrants. If so, the issuance of shares of common stock upon exercise of the warrants may result in a dilution to the equity represented by the then outstanding shares of common stock held by other shareholders.

Because of NASDAQ listing requirements there is a risk for low priced stocks

Our common stock is currently traded in the over-the-counter market and quoted on the Bulletin Board.

The Commission has approved rules imposing more stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. If we are unable to satisfy NASDAQ's initial listing criteria in the future, our securities will continue to be traded in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will continue to be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the common stock is at least $5.00 per share.

Upon exercising warrants, you may sustain an immediate substantial dilution of your exercise price per share of $1.68

As of March 31, 2001, we had sold or issued 7,314,825 shares of common stock at an average cost per share of approximately $.30, which is $1.38 per share less than the warrant exercise price. At March 31, 2001, we had a net tangible book value of $2,975,737 or $.41 per share of common stock outstanding, based on 7,314,825 shares issued and outstanding. The $1.68 per share exercise price of the warrants is $1.27 per share greater than our $.41 per share net tangible book value at March 31, 2001. As a result, in exercising warrants, you may sustain an immediate substantial dilution of your exercise price per share of $1.27.

We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants

Parrish Brian is under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants. Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.

We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations

The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

The market price of our securities could be adversely affected by sales of restricted securities

Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of December 31, 2000, 7,040,325 shares of our common stock were issued and outstanding.  5,134,322 of these shares are "restricted securities" and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of other conditions, a person who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three-month period, a number of shares that:
1.	Does not exceed the greater of one percent of the total number of outstanding shares of the same class; or
2.	If the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

A person who presently is not and who has not been one of our affiliates for at least three months immediately preceding a sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell these shares under Rule 144 without regard to any of the volume limitations described above.  We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

The exercise of outstanding options and warrants and/or our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in thi s offering

We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. We have outstanding options exercisable to purchase up to 625,000 shares of common stock at a weighted average exercise price of $1.12 per share, and outstanding warrants exercisable to purchase up to 800,267 shares of common stock at a weighted average exercise price of $1.25 per share. Holders of the options or warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by such options or warrants. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor in this Offering.

Our redemption of the warrants could force you to exercise the warrants at a time when it may be disadvantageous for you to do so

We have the right to redeem the warrants at a price of $0.01 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $2.52 for a period of twenty consecutive trading days. You may exercise the warrants until the close of the business day preceding the date fixed for redemption. Redemption of the warrants could:
1.	Force you to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for you to do so;
2.	Force you to sell the warrants at the then current market price when you might otherwise wish to hold the warrants; or
3.	Force you to accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Commission a Registration Statement on Form S-3 to register the shares of our common stock to be sold by the Selling Securityholders and issued pursuant to the conversion of the preferred stock and exercise of the warrants. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits and schedules at the public reference room maintained by the Commission and on the Commission's website as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.
1.	Our Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Commission on April 16, 2001.
2.	Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the Commission on May 21, 2001.

You may request a copy of these filings at no charge by a written or oral request to Ray D. Reaves, Jr., President, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, Texas 78613 (512) 250-8692. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:
*	changes in general economic and business conditions affecting our industry;
*	changes in our business strategies; and
*	the level of demand for oil and gas.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

USE OF PROCEEDS

If all of the 350,000 shares offered hereby are purchased upon exercise of the warrants, then we will receive gross proceeds of up to $588,000, from which we will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $10,000. You will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom you sell any of the shares.

As there is no commitment to exercise any warrants, we cannot be sure of the amount of proceeds, if any, that we will receive. We will utilize the net proceeds, if any, realized from the exercise of the warrants for working capital and for general corporate purposes, at our discretion. Actual expenditures, however, may vary substantially depending upon economic conditions and opportunities we are able to identify. Due to an inability to precisely forecast events, we are unable to predict the precise period for which the proceeds from the exercise of warrants will provide financing.

DETERMINATION OF OFFERING PRICE

The offering price of the 350,000 shares offered upon the exercise of the warrants is $1.68 per share. The exercise price per share was determined by negotiation between us and Parrish Brian and bears no relationship to the market price of our common stock, the prevailing market conditions, our operating results in recent periods, our book value or other recognized criteria of value.

PLAN OF DISTRIBUTION

The outstanding warrants were issued to Parrish Brian in May, 2000 as partial compensation for services as a consultant. The warrants entitle Parrish Brian to purchase beginning one year after their issuance and ending May 8, 2005 up to 350,000 shares of common stock at an exercise price of $1.68 per share.

We are offering the shares of common stock underlying the warrants. Those shares may be offered on a delayed or continuous basis under Rule 415 under the Securities Act. No underwriter or placement agent will be involved and no commissions or similar compensation will be paid to any person. You may resell the common stock from time to time in transactions (which may include block transactions)on the OTC Electronic Bulletin Board, in negotiated transactions, or through other methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. You may sell the common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discount, concessions, or commissions from you and/or the purchasers of the common stock.

You and any broker-dealers that act as a principal in connection with the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the common stock might be deemed to be underwriting discounts and commissions under the Securities Act. You may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares of common stock against some forms of liability, including liability arising under the Securities Act. We will not receive any proceeds from the sales of shares of common stock by you. Transactions involving the shares of common stock or even the potential of such sales, may have an adverse effect on the market price of the our common stock.

We have agreed to pay all expenses incurred in connection with the registration of the securities we are offering. You will be responsible to pay any and all commissions, discounts, and other payments to broker-dealers incurred in connection with your sale of the warrants and/or common stock.

INDEMNIFICATION

Our Articles of Incorporation provide that we shall indemnify, to the fullest extent permitted by Colorado law, any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:
*	any breach of the duty of loyalty to us or our stockholders,
*	acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,
*	dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,
*	violations of certain laws, or
*	any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 75,000,000 shares of common stock, $.01 par value per share.

The shares of common stock covered by this prospectus will be fully paid and nonassessable.

Common stock

Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences, which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Warrants

The warrants covered by this prospectus entitle Parrish Brian to purchase up to 350,000 shares of common stock at an exercise price of $1.68 per share. The warrants are exercisable for a period beginning the earlier of one year from the date of issuance or the effective date of the registration statement and ending May 8, 2005. In the event the warrants are not exercised within such period, all unexercised warrants will expire and be void and of no further force or effect. We may extend the warrant exercise period upon thirty days' notice to our shareholders. The warrants will expire, become void, and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof. The warrants will be governed by the terms of a warrant agreement between Corporate Stock Transfer, Inc., as warrant agent, and us. In our option, we may redeem the warrants upon 30 days notice, at a redemption price of $.01 per warrant, if the last sale price for our common stock exceeds $2.52 for 20 consecutive trading days. The exercise price, number and kind of common shares to be received upon exercise of the warrants are subject to adjustment on the occurrence of events such as stock splits, stock dividends or recapitalization. In the event of our liquidation, dissolution or winding up, the holders of the warrants will not be entitled to participate in the distribution of our assets. Additionally, holders of the warrants have no voting, pre-emptive, liquidation or other rights of shareholders, and no dividends will be declared on the warrants or the shares underlying the warrants.

LEGAL MATTERS

The validity of the issuance of our common stock offered hereby will be passed upon us by Neuman & Drennen, LLC of Boulder, Colorado.

EXPERTS

Our financial statements as of December 31, 2000 for the fiscal years ended December 31, 2000 and December 31, 1999 included in our Annual Report on Form 10-KSB for the year ended December 31, 2000, incorporated by reference herein, have been incorporated herein in reliance on the reports of Hein + Associates LLP, independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

Our financial statements as of December 31, 2000 for the fiscal years ended December 31, 2000 and December 31, 1999 included in our Annual Report on Form 10-KSB for the year ended December 31, 2000, incorporated by reference herein, have been incorporated herein in reliance on the reports of Hein + Associates LLP, independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer would not be permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this document or the date of documents incorporated by reference.

TABLE OF CONTENTS

                                                                             Page

FieldPoint Petroleum Corporation                            1
Prospectus Summary                                                2
Risk Factors                                                             3
Additional Information                                              9
Incorporation of Certain Documents by
     Reference                                                            9
Forward-Looking Statements                                 10
Use of Proceeds                                                      11
Determination of Offering Price                               12
Plan of Distribution                                                  12
Indemnification                                                        12
Description of Securities                                          13
Legal Matters                                                          13
Experts                                                                    14

FIELDPOINT PETROLEUM CORPORATION 350,000 Shares $.01 par value Common Stock PROSPECTUS June __, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:
SEC Filing Fee	$ 147
Printing Expenses	500
Accounting Fees and Expenses	2,500
Legal Fees and Expenses	5,000
Blue Sky Fees and Expenses	500
Registrar and Transfer Agent Fee	500
Miscellaneous	853
Total	$ 10,000

Item 15.     Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

               7-109-101. Definitions. As used in this article:

(1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3) "Expenses" includes counsel fees.

(4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

7-109-102. Authority to indemnify directors.

(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(a) The person conducted himself or herself in good faith; and

(b) The person reasonable believed:

(I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

(II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

(c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4) A corporation may not indemnify a director under this section:

(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

7-109-104. Advance of expenses to directors.

(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

(b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

7-109-105. Court-ordered indemnification of directors.

(1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

7-109-106. Determination and authorization of indemnification of directors.

(1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

(2) The determinations required by subsection (1) of this section shall be made:

(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

(a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b) By the shareholders.

(4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

7-109-107. Indemnification of officers, employees, fiduciaries, and agents.

(1) Unless otherwise provided in the articles of incorporation:

(a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

(c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

7-109-109. Limitation of indemnification of directors.

(1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

* * *

     Article XIII of the Articles of Incorporation of the Company provides, in pertinent part:

     The Corporation shall indemnify any and all of its directors or officers or former directors or officers of any person who may have served at its request as a director or officers of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them, in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law agreement, vote of shareholders of otherwise.

Item 16.    Exhibits

     a.     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:
Exhibit No.	Title
4.1	Form of Warrant Certificate
5.0	Opinion of Neuman & Drennen, LLC
10.1	Consultant Agreement with Parrish Brian & Co., Inc.
23.1	Consent of Neuman & Drennen, LLC
23.2	Consent of Hein + Associates LLP

Item 17. Undertakings

      The undersigned Registrant hereby undertakes:
1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
	(iii)	Include any additional or changed material information on the plan of distribution.
2.

That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned thereunto duly authorized. In the City of Cedar Park, State of Texas, on the 25th day of June, 2001.
FIELDPOINT PETROLEUM CORPORATION, a Colorado corporation
By: /s/ Ray D. Reaves, Jr. Ray D. Reaves, Jr., President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with FieldPoint Petroleum Corporation and on the dates indicated.
Signature	Position	Date

/s/ Ray D. Reaves Ray D. Reaves	President, Chairman, Chief Executive Officer, Chief Financial Officer	6/25 /01

/s/ Roger D. Bryant Roger D. Bryant	Director	6/25/01

/s/ Robert A. Manogue Robert A. Manogue	Director	6/25/01

/s/ Donald H. Stevens Donald H. Stevens	Director	6/25/01

EXHIBIT 4.1

The Securities represented by this instrument have not been registered under the Securities
Act of 1933 (the "Securities Act") or qualified under the securities laws of any state, in reliance upon exemptions from such registration and qualification requirements.

REDEEMABLE
WARRANT CERTIFICATE

For the Purchase of Common Shares,
$.01 Par Value per Share
of

FIELDPOINT PETROLEUM CORPORATION
(a Colorado corporation)
Warrant No.	Warrants
WA -	350,000

     THIS WARRANT CERTIFIES THAT, for value received, Parrish Brian & Co., Inc., or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants each entitling the Warrantholder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m., Eastern Standard Time, on the 8th day of May, 2005 ("Expiration Date") but not thereafter, to subscribe for, purchase and receive one (1) fully paid and non-assessable share of Common Stock, $.01 par value (the "Common Stock") of Fieldpoint Petroleum Corporation, a Colorado corporation (the "Company"), at a purchase price of $1.68 per share of Common Stock ("Exercise Price") upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the shares of Common Stock of the Company, at any time after the Exercise Date, but only subject to the conditions set forth herein. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholders may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1.     TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time commencing the earlier of (i) one year from the date of issue or (ii) the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended ("Securities Act") the shares of Common Stock issuable upon such exercise, and ending at 5:00 p.m. Eastern Time, on the 8th day of May, 2005 ("Expiration Date"); provided, however, that the Company may extend the Exercise Period of this Warrant by giving notice of such extension.

     2.     VESTING. The warrants represented by this certificate are subject to vesting in Warrantholder contingent upon the satisfaction of certain conditions precedent set forth in that certain Consultation Agreement dated May 9, 2000 between the Company and Warrantholder.

     3.     NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this Warrant at any time by giving thirty (30) days' written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

     4.     ADJUSTMENTS OF EXERCISE PRICE AND SHARES. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     5.     ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.

     6.     MANNER OF EXERCISE. The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6 below, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     7.     MANNER OF PAYMENT. The exercise price of each Warrant shall be paid in cash at the time the Warrant is exercised.

     8.     REDEMPTION. The Company shall have the right to redeem any or all outstanding and unexercised Warrants evidenced by this Certificate at a redemption price of $0.01 per Warrant upon thirty (30) days' written notice in the event (I) a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Act"), the shares of the Company's Common Stock issuable upon exercise of the Warrant, has been filed with the Securities and Exchange Commission and is in effect on the date of written notice and the redemption date contained therein, (ii) there has been developed and exists on the date of written notice a public trading market for the Company's Common Stock and such shares are listed for quotation on the NASDAQ Stock Market or OTC Electronic Bulletin Board, and (iii) the public trading price of the Company's Common Stock has equaled or exceeded $2.52 per share for twenty(20) or more consecutive trading days. On each occasion that the Company elects to exercise its rights of redemption, the Company must mail such written notice within ten (10) days following the satisfaction of all of the foregoing conditions. The holders of the Warrants called for redemption shall have the right to exercise the Warrants evidenced hereby until the close of business on the date next preceding the date fixed for redemption. On or after the date fixed for redemption, the holder hereof shall have no rights with respect to this Warrant except the right to receive $0.01 per Warrant upon surrender of this Certificate.

     9.     RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     10     ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     11.     NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     12.     ASSIGNMENT. This Warrant may be assigned by the holder without the written consent of the Company.
Dated: _______________, 200__	FIELDPOINT PETROLEUM CORPORATION
By:___________________________________ President
By:___________________________________ Secretary

countersigned
CORPORATE STOCK TRANSFER, INC.

By:_____________________________________________
Transfer Agent and Registrar Authorized Officer

FIELDPOINT PETROLEUM CORPORATION

ELECTION OF PURCHASE

Transfer Fee: $15.00 per certificate issued.

The undersigned hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate, and to purchase the common shares issuable upon the exercise of such Warrants, and requests that the certificates for such shares shall be issued in the name of:

________________________________________________________________________________________________________

________________________________________________________________________________________________________
Address

________________________________________________________________________________________________________
Social Security or other identifying number

________________________________________________________________________________________________________

and be delivered to

________________________________________________________________________________________________________
Name

at

________________________________________________________________________________________________________
Address

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated: ___________________, 20____

Name of Warrantholder: ___________________________________________________________________________________

Address: ________________________________________________________________________________________________

________________________________________________________________________________________________________

Signature: _______________________________________________________________________________________________

ASSIGNMENT

        For value received ____________________________________________________________________________________

hereby sell, assign, and transfer unto _________________________________________________________________________

________________________________________________________________________________________________________

Warrants represented by this Warrant certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint _____________________________________________________________________________________

________________________________________________________________________________________________________

attorney, to transfer this Warrant certificate on the books of the Company, with full power of substitution.
Dated: ________________, 20_______	X______________________________________________________
X______________________________________________________
__________________________
SIGNATURE GUARANTEED:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.

EXHIBIT 5.0

NEUMAN & DRENNEN, LLC Attorneys at Law
	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Denver Office 4643 South Ulster Street, #1480 Denver, Colorado 80237
Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Telephone: (303) 221-4700 Facsimile: (303) 694-4633

June 8, 2001

FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 78613

Ladies and Gentlemen:

            We have acted as legal counsel for FieldPoint Petroleum Corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of 350,000 shares of Common Stock, $.01 par value per share (the "Common Stock") pursuant to the exercise of outstanding transferable warrants, in the manner set forth in the Registration Statement.

             In connection therewith, we have examined: (a) the Registration Statement, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1.    The Company has been legally incorporated and is validly existing under the laws of the State of Colorado.

      2.    The shares of Common Stock issuable upon exercise of the warrants, and payment therefor, as more fully described in the Registration Statement and Prospectus, will be validly issued, fully paid, and nonassessable.

Sincerely,
/s/ Clifford L. Neuman
Clifford L. Neuman

CLN:nn

EXHIBIT 10.1

CONSULTING AGREEMENT

        This consulting agreement (the "Consulting Agreement") made as of the 9th day of May, 2000, by and between PARRISH BRIAN & CO., INC. with an office at 577 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 ("PBCI") and FIELDPOINT PETROLEUM CORP., 1703 Edelweiss Drive, Cedar Park, Texas 78613 ("FPPC").

        WHEREAS, FPPC is an independent oil & gas company; and

        WHEREAS, FPPC is a publicly traded entity under the rules of the NATIONAL ASSOCIATION OF SECURITIES DEALERS and trades on the OTC ELECTRONIC BULLETIN BOARD; and

        WHEREAS, FPPC requires certain financial and business development services; and

        WHEREAS, PBCI is engaged in the business of providing consulting and business development services and is desirous of performing such services for FPPC; and

        WHEREAS, FPPC and PBCI desire to memorialize their relationship in a written document; and

        WHEREAS, the execution of this Agreement has been approved by the Board of Directors of FPPC.

        NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS HEREINAFTER STATED, INTENDED TO BE LEGALLY BOUND, THE PARTIES HAVE AGREED AS FOLLOWS:

        1. APPOINTMENT

        FPPC hereby appoints PBCI as its non-exclusive consultant and business development representative and hereby retains PBCI and PBCI accepts such appointment and agrees to perform the services specified in a competent, professional, and faithful manner upon the terms and conditions hereinafter set forth.

        2. TERM

        The term of this Agreement shall commence upon PBCI's receipt of shares described in Section 7(a)(I) hereof and continue for five (5) years thereafter, subject to the right of either party hereto to terminate this Agreement for any reason upon thirty (30) days written notice to the other party.

        3. SERVICES

        (a)    PBCI shall assist in establishing and advising FPPC with respect to general business planning, development and implementation of such plans and strategies including the development and expansion of FPPC's present business and new business ventures;

        (b)    PBCI shall assist FPPC in analyzing present corporate financial needs and possible future financing and advise FPPC with respect to capital structure;

        (c)    PBCI shall seek to identify merger, purchase, investment and similar joint ventures and/or business combination candidates and assist FPPC in the analysis, development, and completion of potential mergers, acquisitions, investments and/or joint ventures which FPPC may consider;

        (d)    PBCI shall act, generally, as financial public relations advisor, essentially acting as liaison between FPPC and its stockholders, as advisor and liaison with respect to existing and potential market makers, broker-dealers, underwriters and investors and as advisor with respect to the planning, design, development, organization, writing and distribution of communications and information, including but not limited to press releases, shareholder reports, company profiles and other documents;

        (e)    PBCI shall assist in establishing and advising FPPC with respect to shareholder meetings, interviews of FPPC's officers by the financial media and interviews of FPPC's officers by analysts, market makers, broker-dealers and other members of the financial community;

        (f)    PBCI shall seek to make FPPC, its management, its products and services and its financial situation and prospects known to the oil & gas industry, financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally;

        (g)    To the extent requested by FPPC, PBCI shall assist FPPC in securing funding, including through the exercise of warrants, options, and similar rights, issued or to be issued;

        (h)    PBCI shall provide general consulting services on such matters as may be requested by the Board of Directors of FPPC.

        4. PERFORMANCE OF SERVICES

        PBCI warrants and agrees:

        (a)    That it will render the services and perform its responsibilities under this Agreement in accordance with high professional standards and will make all reasonable efforts to use high levels of expertise; that the personnel assigned to perform services under this Agreement shall have the appropriate skills and expertise to efficiently perform such services; and that in carrying out its responsibilities under this Agreement, PBCI agrees to assure that its actions and performance of services are and shall be conducted in compliance with all applicable laws, rules and regulations, including but not limited to federal and state securities laws; and PBCI shall disclose to any and all parties with whom it deals in accordance with its services on behalf of FPPC any and all of its interest in FPPC, whether direct, indirect, beneficial, contingent or otherwise;

        (b)    FPPC shall have no responsibility for the acts and conduct of PBCI hereunder, whether filing of reports, forms or disclosures, and PBCI hereby shall defend, indemnify and hold FPPC (which term for this Section 4(b) includes FPPC's officers, directors, agents, shareholders, attorneys and representatives) harmless for and against any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the performance of services by PBCI hereunder or due to any failure of disclosure by PBCI to third parties as to its interest in FPPC or as to information concerning FPPC or its failure to comply with all applicable federal and state securities laws, exchanges' and commissions' rules and regulations; provided such indemnity shall not apply to the extent any such liability arises from or is substantially attributable to a negligent act or material omission by FPPC;

        (c)    That it shall not release any financial or other material information or data about FPPC without first providing same to FPPC;

        (d)    That it shall not conduct meetings with financial analysts, merger, acquisition, joint venture, investment opportunities or other business combination candidates, and potential and existing customers without informing FPPC in advance of the proposed meeting with the format or agenda of such meeting and with complete copies of all reports and communications to be made available at any such meeting to be provided prior thereto to FPPC;

        (e)    That it shall not release any information or data about FPPC to any person selected or limited group of people or other entity, in the event PBCI is or should have been aware that such information is material and has not otherwise been generally released;

        (f)    That it shall restrict or cease, as directed by FPPC, all public relations efforts, including all dissemination of information regarding FPPC immediately upon receipt of instructions to that affect from FPPC; and after notice by FPPC of a filing for a proposed public offering of its securities and during any period of restriction on publicity, PBCI shall not engage in any public relations efforts not in the normal course without written approval of securities counsel for FPPC and counsel for underwriters, if any;

        (g)    PBCI shall not take any action which would in any way adversely affect the reputation, standing or prospects of FPPC or would cause FPPC to be in violation of applicable law;

        (h)    That it shall promptly supply FPPC prior to their use or dissemination with complete copies of all stockholder reports and communications; with all data and information to be supplied to any financial analyst, broker-dealer, market maker, or other member of the financial community and with all brochures or other materials relating to FPPC, its operations, management, product, services, finances, proposals, properties, etc. PBCI shall inform FPPC in advance in writing as to the persons or institutions to whom release of any of the foregoing information or communications are to be made.

        5. DUTIES OF FPPC

        FPPC shall provide PBCI, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations and shall advise PBCI of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

        FPPC shall promptly supply PBCI with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports and communications; with all data and information supplied to any financial analyst, broker-dealer, market maker or other member of the financial community and with all brochures or other sales materials relating to its products or services. FPPC shall inform PBCI as to the persons or institutions to whom release of any of the foregoing information or communications have been made.

        6. REPRESENTATION AND INDEMNIFICATION

        FPPC shall be deemed to have made a continuing representation of the accuracy of any and all material facts, information and data which it supplies to PBCI and acknowledges its awareness that PBCI will rely on such continuing representation in disseminating such information and otherwise performing its consulting functions. However, nothing herein is to be construed as alleviating PBCI's due diligence obligations; and provided further nothing herein is to be construed that information that subsequently changes or is updated was not accurate at the time. Other than its knowledge of changes or updated materials, PBCI, in the absence of notice in writing from FPPC, will rely on the continuing accuracy of material, information and data. FPPC shall defend, indemnify and hold PBCI (which term for this Section 6 includes PBCI's officers, directors, agents, shareholders, attorneys and representatives) harmless for any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the providing to PBCI by FPPC of materially false facts, information or data concerning itself or its operations; provided such indemnity shall not apply to the extent any liability arises from or is substantially attributable to a negligent act or material omission by PBCI.

        7.    COMPENSATION

        a)    For the services of PBCI hereunder, FPPC agrees to pay to PBCI up to 510,000 shares of FPPC common stock, including warrants, for services rendered under this Agreement and in lieu of PBCI's normal retainer. Said shares and warrants are to be issued and are deemed earned upon the occurrence of the following events:

               i)   160,000 shares of restricted FPPC common stock due upon execution of this Agreement, in such denominations and form acceptable to PBCI;

               ii)  Warrants, in the form annexed as Exhibit "A" to this Agreement, expiring May 8, 2005 and entitling PBCI or its designees to purchase 350,000 shares at a purchase price of $1.68 per share. Said warrants are exercisable into a the specified number of common shares as described below, upon FPPC achieving the following milestones:

                   a)   150,000 warrants upon the successful exercise of at least 500,000 of the currently outstanding Class A warrants, held by clients of W.B. McKee Securities;

                     b)   200,000 warrants upon FPPC completing an equity funding of at least a gross amount of $5 million.

        b)    In addition to the payments provided in subsection 7(a) hereof, PBCI shall be entitled to additional success fees in connection with any acquisitions, divestitures, financing and other similar transactions not so defined in subsection 7(a) above when consummated by FPPC in which PBCI has been involved for purposes of negotiation or evaluation on behalf of FPPC. Any transaction which is so initiated, notwithstanding consummation date, within two (2) years of the termination of this Agreement shall be subject to this success fee, which success fee to be negotiated between the parties, and agreed to in writing via an instrument separate from this Agreement.

        c)    As further inducement to PBCI to serve FPPC as provided in Section 3 above, FPPC covenants and agrees that, as more fully set forth in Exhibit "A", upon written request of PBCI, FPPC shall cause to be filed a Registration Statement under the Securities Act of 1933, as amended, registering the shares acquired via the warrant exercise. The aforementioned registrations will be at the expense of FPPC.

        8. EXPENSES

        PBCI is expected to incur reasonable out-of-pocket expenses, including telephone charges, for providing the services for FPPC as provided herein. Reimbursement for such expenses shall be subject to such reasonable budget previously approved by FPPC. Any anticipated significant expenses (significant encompasses any expenses exceeding $500.00) must be submitted to FPPC for prior written approval.

        For other expenses on behalf of FPPC other than out-of-pocket expenses, such as third party work (lay-outs, mark-ups, printing, art, photograph or graphics), for FPPC annual reports, interim shareholder reports, product brochures, press releases, etc. FPPC shall either pay such third-party vendors or reimburse PBCI if previously approved by FPPC as to the vendor and the work.

        9. RELATIONSHIP OF PARTIES

        PBCI is responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other except for the issuance of shares to PBCI as set forth in Section 7 hereto. Except as expressly agreed herein neither party shall have the authority to obligate, commit or bind the other in any manner whatsoever, except that should PBCI desire to subcontract services, FPPC shall be notified in writing and approve of such subcontractor relationship before any services are rendered or compensation is assigned to subcontractor.

        10. DISCLOSURE OF INFORMATION

        PBCI acknowledges that, in and as a result of the Agreement, it will be making use of, acquiring and/or adding to confidential or proprietary information and of a special and unique nature and value to FPPC, including, but not limited to, the nature and material terms of business opportunities and proposals available to FPPC, the names and addresses of FPPC customers and suppliers, operating procedures, methods and systems, financial records of FPPC and other information, data and documents now existing or later acquired by PBCI regardless of whether any such information, data or documents qualify as a "trade secret" under applicable federal or state laws (collectively, the "Confidential Information"). As a material inducement to FPPC to enter into this Agreement, and to pay to PBCI the compensation referred to in Section 7 hereof, along with other considerations provided herein, PBCI covenants and agrees that it shall not at any time during the term or following any termination of this Agreement, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of FPPC as reasonably required in connection with its duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to it as a result of this Agreement or its retention hereunder. In accordance with the foregoing, PBCI further agrees that it will at no time retain or remove from the premises of FPPC records of any kind or description whatsoever for any purpose whatsoever unless authorized by FPPC and will return all of the foregoing to FPPC upon FPPC request or upon any termination or expiration of this Agreement. In the event of a breach of threatened breach by PBCI of any of the provisions of this Section 11, FPPC, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by PBCI or its agents, partners, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with PBCI.

        11. TRANSFER OF INTEREST AND DUTIES.

        The parties hereto agree that in the event FPPC is sold or merged with another corporation, then, and in that case, this Agreement may be assigned by FPPC to said merged or acquiring corporation, and PBCI hereby agrees to be bound by this Agreement even though FPPC shall be merged with another.

        12. APPLICABLE LAW; SEVERABILITY.

        This Agreement shall be governed by and construed pursuant to the laws of the State of New Jersey, where it is made and executed. If any terms or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term of the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

        13. BINDING PROVISIONS AND PERFORMANCE.

        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors in interest of any kind whatsoever, and all such parties agree to be bound by the provisions contained herein. Except as expressly provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party hereto.

        14. AMENDMENT.

        No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

        15. ENTIRE AGREEMENT.

        This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

        16. NOTICES.

        Any notice required or permitted to be given hereunder shall be in writing and shall be mailed by first-class pre-paid mail or otherwise delivered in person or by facsimile with hardcopy to follow by first-class pre-paid mail at the address of such party set forth in the preamble to this Agreement or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party.

        17. WAIVER.

        Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.

        IN WITNESS WHEREOF, the Consulting Agreement has been executed by the Parties as of the date first written above.

____________________________________ Ray Reaves, President FIELDPOINT PETROLEUM CORP.	____________________________________ Parrish B. Ketchmark, President PARRISH BRIAN & CO., INC.

EXHIBIT 23.1

NEUMAN & DRENNEN, LLC
Attorneys at Law

	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Denver Office 4643 South Ulster Street, #1480 Denver, Colorado 80237
Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Telephone: (303) 221-4700 Facsimile: (303) 694-4633

June 8, 2001

FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 78613

       Re:     S.E.C. Registration Statement on Form S-3

Ladies and Gentlemen:

       We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by FieldPoint Petroleum Corporation, a Colorado corporation, (the "Company") in connection with the offering of up to 350,000 shares of its Common Stock, $.01 par value, as proposed and more fully described in such Registration Statement.

       We further consent to the reference in such Registration Statement to our having given such opinions.

Sincerely,
/s/ Clifford L. Neuman
Clifford L. Neuman

CLN:nn

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 28, 2001 accompanying the consolidated financial statements of FieldPoint Petroleum Corporation in the Form S-3 Registration Statement of FieldPoint Petroleum Corporation and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

Hein + Associates LLP

/s/ Hein + Associates LLP

Dallas, Texas
June 8, 2001